===============================================================================




                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              --------------------

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  OCTOBER 25, 1996


                            SYNBIOTICS CORPORATION
            (Exact name of registrant as specified in its charter)

                        COMMISSION FILE NUMBER 0-11303


                CALIFORNIA                               95-3737816
         (State or other jurisdiction                 (I.R.S. Employer
             of incorporation )                       Identification No.)


            11011 VIA FRONTERA
           SAN DIEGO, CALIFORNIA                             92127
  (Address of principal executive offices)                (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (619) 451-3771



================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

On October 25, 1996 the Company acquired substantially all of the assets of International Canine Genetics, Inc. ("ICG") pursuant to a purchase agreement dated July 23, 1996 and amended September 7, 1996. The consideration paid to ICG was $1.00 plus 1,113,205 shares of Synbiotics Common Stock valued at $4,689,000 (based upon the average closing price of Synbiotics' Common Stock, for the period October 18, 1996 through October 24, 1996, which was $4.2125 per share). The Company also assumed approximately $238,000 of outstanding ICG liabilities which were due and payable as of the closing date. In addition, all of ICG's outstanding warrants and stock options were made exercisable for an adjusted number of shares of Synbiotics Common Stock. Prior to the acquisition, S.R. One, Limited, ICG's largest shareholder, purchased 237,389 shares of newly issued Synbiotics Common Stock for $1,000,000 (based upon the average closing price of Synbiotics' Common Stock, for the period October 18, 1996 through October 24, 1996, which was $4.2125 per share).

ICG, based in Malvern, PA, is a publicly held company which until the acquisition manufactured and marketed canine reproduction diagnostic products and services, PennHIP(R) (a diagnostic test for canine hip dysplasia), nutritional supplements and a line of coat and skin care products to breeders and owners of purebred dogs and their veterinarians. Recently, ICG began marketing the first at-home diagnostic ovulation test for dogs in the U.S. and announced a sponsored research agreement with New York University, New Jersey Medical School and Cornell University for the co-development of a diagnostic product for early canine pregnancy detection.

All of the assets acquired by Synbiotics were used and will continue to be used to operate the activities described above.

Paul A. Rosinack, ICG's former President and CEO, became Vice President and General Manager, Animal Health of Synbiotics. On October 24, 1996, Brenda D. Gavin, D.V.M., a Vice President of S.R. One, Limited, was elected a Director of the Company.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

     a)   Financial statements of business acquired:
          ------------------------------------------

          Report of Independent Accountants                                              2

          Balance Sheets as of June 30, 1995 and 1996                                    3

          Statements of Operations for the years ended June 30, 1994, 1995 and 1996      4

          Statements of Cash Flows for the years ended June 30, 1994, 1995 and 1996      5

          Statements of Stockholders' Equity (Deficit) for the years ended June 30,
          1994, 1995 and 1996                                                            7

          Notes to Financial Statements for the years ended June 30, 1994, 1995
          and 1996                                                                       8

                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------


To the Board of Directors and Stockholders of International Canine Genetics, Inc.

We have audited the accompanying balance sheets of International Canine Genetics, Inc. as of June 30, 1995 and 1996, and the related statements of operations, stockholders equity (deficit) and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Canine Genetics, Inc. as of June 30, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
August 7, 1996, except for Note 4, as to which the date is October 25, 1996, and
Note 14, as to which the date is November 4, 1996

INTERNATIONAL CANINE GENETICS, INC.

BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                    JUNE 30,
                                                                           ---------------------------
                                                                               1995             1996
                                                                               ----             ----
ASSETS
Current assets:
 Cash and cash equivalents                                                 $    247,559    $     26,104
 Accounts receivable, less allowance for doubtful accounts of $47,792
   and $47,226 at June 30, 1995 and June 30, 1996, respectively                  97,018          93,986
 Inventories                                                                     64,864          92,357
 Prepaid expenses                                                                17,768          37,342
 Other current assets                                                            18,167          12,316
                                                                           ------------    ------------
   Total current assets                                                         445,376         262,105

Property and equipment, net                                                     236,156         235,841
Intangible assets, net                                                           65,882          96,961
Security deposits                                                                36,209          48,664
Other assets                                                                     21,838          29,920
                                                                           ------------    ------------
 Total assets                                                              $    805,461    $    673,491
                                                                           ============    ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
 Notes payable                                                             $    400,000    $    500,000
 Notes payable-funding agreements                                               107,162         128,955
 Capital leases-current portion                                                  44,877          50,843
 Accounts payable                                                               165,087         283,536
 Accrued expenses                                                                89,940         135,106
                                                                           ------------    ------------
   Total current liabilities                                                    807,066       1,098,440

Notes payable-funding agreements                                                362,769         327,886
Capital leases-long term                                                        102,747          89,891
Notes payable-shareholder                                                         8,880           9,471
Deferred compensation                                                           168,851         193,068
                                                                           ------------    ------------
 Total liabilities                                                            1,450,313       1,718,756
                                                                           ------------    ------------

Stockholders' deficit:
 Common stock, par value $.00006, authorized 10,000,000 shares, issued 1,835,000 and 2,843,115 shares at June 30, 1995 and
   June 30, 1996, respectively                                                      109             169
 Additional paid-in capital                                                  10,341,478      11,551,560
 Treasury stock, at cost, 23,960 shares                                          (8,439)         (8,439)
 Accumulated deficit                                                        (10,978,000)    (12,588,555)
                                                                           ------------    ------------
   Total stockholders' deficit                                                 (644,852)     (1,045,265)
                                                                           ------------    ------------
 Total liabilities and stockholders' deficit                               $    805,461    $    673,491
                                                                           ============    ============

                See accompanying notes to financial statements.

INTERNATIONAL CANINE GENETICS, INC.

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                    YEAR ENDED JUNE 30,
                                                        -------------------------------------------
                                                             1994          1995             1996
                                                             ----          ----             ----

Net revenues                                            $ 1,114,676     $ 1,501,864     $ 1,651,220
Cost of revenues                                            645,516         814,038         889,240
                                                        -----------     -----------     -----------
Gross profit                                                469,160         687,826         761,980
                                                        -----------     -----------     -----------

Operating expenses:
 Research and development expenditures                      380,893         548,852         554,807
 Selling, general and administrative                      1,557,658       1,587,902       1,478,634
 Advertising and promotional expense                        348,318         282,254         278,764
                                                        -----------     -----------     -----------
                                                          2,286,869       2,419,008       2,312,205
                                                        -----------     -----------     -----------
Loss from operations                                     (1,817,709)     (1,731,182)     (1,550,225)
Interest expense                                            (27,562)        (52,023)        (73,808)
Other income, net                                            78,788          43,044          13,478
                                                        -----------     -----------     -----------
Net loss                                                $(1,766,483)    $(1,740,161)    $(1,610,555)
                                                        ===========     ===========     ===========
Net loss per share of common stock                      $     (0.96)    $     (0.96)    $     (0.60)
                                                        ===========     ===========     ===========
Shares of common stock outstanding (weighted average)     1,844,974       1,811,040       2,689,343
                                                        ===========     ===========     ===========

                See accompanying notes to financial statements.

INTERNATIONAL CANINE GENETICS, INC.

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                      Year Ended June 30,
                                                           -----------------------------------------
                                                               1994           1995           1996
                                                           ----------      ---------      ----------
Cash flow from operating activities:
 Net loss                                                  $(1,766,483)   $(1,740,161)   $(1,610,555)
 Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization                               40,169         47,096         50,818
    Deferred compensation                                       48,440         48,448         24,217
    Provision for uncollectible accounts                        13,615          5,039
    Loss (gain) on sale of property and equipment                  851        (17,500)
    Change in operating assets and liabilities:
      (Increase) decrease in accounts receivable               (23,137)       (26,300)         3,032
      Increase in prepaid expenses                              (4,317)        (2,131)       (19,574)
      Increase in inventories                                  (30,273)        (4,398)       (27,493)
      Decrease in other current assets                                                         5,851
      Increase in accounts payable                              48,589         44,412        118,449
      Increase (decrease) in accrued expenses                   16,390        (30,494)        55,308
      Increase in accrued interest payable on
       note payable-shareholder                                    591            591            591
      Increase in accrued interest payable on
       funding agreements                                       16,570         25,378         21,495
                                                           -----------    -----------    -----------
Net cash used in operating activities                       (1,638,995)    (1,650,020)    (1,377,861)
                                                           -----------    -----------    -----------
Cash flow from investing activities:
 Capital expenditures                                          (27,772)       (33,810)        (2,644)
 Purchase of technology license and trademark                  (76,381)                      (40,938)
 Proceeds from notes receivable                                                   811
 Proceeds from sale of property and equipment                                   1,750
                                                           -----------    -----------    -----------
Net cash (used in) investing activities                       (104,513)       (31,249)       (43,582)
                                                           -----------    -----------    -----------
Cash flow from financing activities:
 Net proceeds from issuance of common stock                                                  800,000
 Borrowings under note payable                                                400,000        500,000
 Payments under notes payable-funding agreements               (30,665)       (15,209)       (34,585)
 Payments under notes payable-shareholder                         (591)          (295)
 (Increase) decrease in security deposits and other assets     (23,477)         4,492        (20,537)
 Payment of obligations under capital leases                   (21,217)       (35,833)       (44,890)
                                                           -----------    -----------    -----------
Net cash (used in) provided by financing activities            (75,950)       353,155      1,199,988
                                                           -----------    -----------    -----------
Net decrease in cash and cash equivalents                   (1,819,098)    (1,328,114)      (221,455)
Cash and cash equivalents at beginning of period             3,394,771      1,575,673        247,559
                                                           -----------    -----------    -----------
Cash and cash equivalents at end of period                 $ 1,575,673    $   247,559    $    26,104
                                                           ===========    ===========    ===========

                See accompanying notes to financial statements.

INTERNATIONAL CANINE GENETICS, INC.

--------------------------------------------------------------------------------


                                                               YEAR ENDED JUNE 30,
                                                           ----------------------------
                                                            1994      1995       1996
                                                           -------   -------   --------
Supplemental cash flow disclosures:
 Cash used in operating activities include:
   Cash paid for interest                                  $47,743   $36,682   $ 52,820

Noncash investing and financing activities:
 Sale of asset in exchange for note                                  $17,500
 Conversion of note payable and accrued interest into
   common stock                                                                $410,142
 Capital lease obligation                                                      $ 38,000


                See accompanying notes to financial statements.

INTERNATIONAL CANINE GENETICS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------

                                                    COMMON STOCK     ADDITIONAL    TREASURY STOCK
                                                ------------------    PAID IN    ------------------    ACCUMULATED
                                                SHARES      AMOUNT    CAPITAL      SHARES    AMOUNT      DEFICIT        TOTAL
                                                ---------   ------  -----------  --------   -------    -----------   -----------
Balances at June 30, 1993                       1,835,000   $  109  $10,341,478  23,960   $(8,439)   $ (7,471,356)   $ 2,861,792
Net Loss                                                                                               (1,766,483)    (1,766,483)
                                                ---------   ------  -----------  ------   -------    ------------    -----------
Balances at June 30, 1994                       1,835,000      109   10,341,478  23,960    (8,439)     (9,237,839)     1,095,309
Net Loss                                                                                               (1,740,161)    (1,740,161)
                                                ---------   ------  -----------  ------   -------    ------------    -----------
Balances at June 30, 1995                       1,835,000      109   10,341,478  23,960    (8,439)    (10,978,000)      (644,852)
Net proceeds from issuance of common stock        680,000       41      799,959                                          800,000
Conversion of bridge notes and accrued interest   328,115       19      410,123                                          410,142
Net Loss                                                                                               (1,610,555)    (1,610,555)
                                                ---------   ------  -----------  ------   -------    ------------    -----------
Balances at June 30, 1996                       2,843,115   $  169  $11,551,560  23,960   $(8,439)   $(12,588,555)   $(1,045,265)
                                                =========   ======  ===========  ======   =======    ============    ===========

                See accompanying notes to financial statements.

INTERNATIONAL CANINE GENETICS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - BACKGROUND OF THE COMPANY:

International Canine Genetics, Inc. (the Company) was formed on July 14, 1986. The Company is primarily engaged in the business of developing, manufacturing and marketing products and services which address the needs of owners and breeders of purebred dogs and the veterinarians providing services to them. The Company currently markets artificial insemination products and services and in-clinic ovulation and laboratory timing diagnostic tests, pregnancy and DNA paternity testing services, which collectively comprise the majority of the Company's sales, the PennHIP/(R)/ diagnostic technology for the early detection of Canine Hip Dysplasia to breeders and owners of purebred dogs and their veterinarians, nutritional supplements and grooming products. All product and service revenues are shipped from or performed at the Company's Malvern, PA facility and sold to end users and distributors throughout the world, with the vast majority of the sales made throughout the United States.


NOTE 2 - LIQUIDITY:

The Company has incurred losses from operations since inception as it has been developing its products and marketing channels and has a net capital deficiency which raises substantial doubt about the entity's ability to continue as a going concern. The Company's ability to support its operations with product sales is dependent on the Company's ability to raise additional funds to finance further product development and marketing as well as the successful completion of such activities.

Management believes that the Company will be able to attract new sources of funds to enable the Company to continue the development and marketing of its products and services until completion of the acquisition by and integration into Synbiotics Corporation (see Note 4). However, no assurance can be given that such funds will be available or that the funds will be available on terms which are satisfactory or advantageous to the Company or its shareholders.


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost (first in, first out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Equipment acquired under capital leases is stated at the lesser of the present value of the minimum lease payments or the fair value of the equipment at the inception of the lease. Depreciation and amortization, which includes the amortization of assets recorded under capital leases, are computed using both the straight line and accelerated methods over the estimated useful lives of the related assets ranging from three to ten years. Leasehold improvements are amortized over the lives of the respective leases or the lives of the improvements, whichever is shorter.

INTERNATIONAL CANINE GENETICS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

TECHNOLOGY AND TRADEMARK LICENSE

Purchased technology and licenses are capitalized at cost and are amortized on a straight-line basis over the remaining life of the license agreement and the patent (10 and 15 years, respectively).

RESEARCH AND DEVELOPMENT

Research and development costs are expensed in the period incurred.

ADVERTISING AND PROMOTIONAL

Advertising and promotional costs are expensed in the period incurred.

INCOME TAXES

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents, which are maintained in a high quality credit institution, and accounts receivable.

The Company markets its products and services primarily to two specific classes of customers, namely dog breeders and veterinarians, which may subject the Company to credit risk. Such risk is mitigated, however, because the Company's markets are geographically dispersed. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of the Company's short-term financial instruments, such as receivables and payables, approximate their fair values, based on the short-term maturities of these instruments. As of June 30, 1996, the fair value of the Company's demand notes payable, notes payable funding agreements and capital lease obligations, using rates currently available to the Company for such financial instruments with similar terms and remaining maturities, approximate their carrying amounts.

NET LOSS PER SHARE OF COMMON STOCK AND PRO FORMA NET LOSS PER SHARE OF COMMON STOCK

The net loss per share of Common Stock is computed using the weighted average number of shares of Common Stock outstanding during the period.

The effect of stock options and warrants are excluded from the computation as their effect is anti-dilutive, except that, pursuant to Securities and Exchange Commission staff accounting bulletins, Common Stock options issued during the 12 month period prior to the initial public offering at prices below the public offering price of $7.00 per unit have been included in the 1994 computation as if they were outstanding for the period presented (using the treasury stock method).

INTERNATIONAL CANINE GENETICS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

STOCK-BASED COMPENSATION

In October, 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", which is effective for years beginning after December 15, 1995. SFAS 123 defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and including pro forma disclosures of net income and earnings per share as if the fair value method had been applied. The Company has elected to continue to measure its stock-based compensation in accordance with APB 25 and, accordingly, does not expect the adoption of SFAS 123 to have a significant effect on its financial position or results of operations.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 4 - ACQUISITION:

On October 25, 1996 Synbiotics Corporation acquired substantially all of the assets of International Canine Genetics, Inc. pursuant to a purchase agreement dated July 23, 1996 and amended September 7, 1996. The consideration paid to the Company was $1.00 plus 1,113,205 shares of Synbiotics Common Stock valued at $4,689,000 (based upon the average closing price of Synbiotics' Common Stock, for the period October 18, 1996 through October 24, 1996, which was $4.2125 per share). Synbiotics Corporation also assumed approximately $238,000 of the Company's outstanding liabilities which were due and payable as of the closing date. A portion of the 1,113,205 shares of Synbiotics Common Stock will be used to satisfy the Company's debt and the balance will be distributed to the holders of the Company's Common Stock. In addition, all of the Company's outstanding warrants and stock options were made exercisable for an adjusted number of shares of Synbiotics Common Stock. Prior to the acquisition, S.R. One, Limited, the Company's largest shareholder, purchased 237,389 shares of newly issued Synbiotics Common Stock for $1,000,000 (based upon the average closing price of Synbiotics' Common Stock, for the period October 18, 1996 through October 24, 1996, which was $4.2125 per share).

NOTE 5 - INVENTORIES:

At June 30, 1995 and 1996, inventories were as follows:

                        1995                1996
                        ----                ----
Components            $34,747             $61,345
Finished Goods         30,117              31,012
                      -------             -------
                      $64,864             $92,357
                      =======             =======

INTERNATIONAL CANINE GENETICS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6 - TECHNOLOGY AND TRADEMARK LICENSE:

On December 21, 1993, the Company finalized an agreement with the University of Pennsylvania for the exclusive worldwide rights to commercialize a new proprietary technology for the diagnosis of Canine Hip Dysplasia. Under the agreement, the Company also obtained the exclusive worldwide rights to use the University of Pennsylvania trademark PennHIP/(R)/. At June 30, 1996, the Company has capitalized costs and accumulated amortization of $76,381 and $18,405, respectively, related to the licensing and transfer to the Company of this technology and trademark.

On November 6, 1995, the Company concluded an agreement with the Cornell Research Foundation, the University of Medicine and Dentistry of New Jersey-New Jersey Medical School and New York University for the exclusive rights to a U.S. patent entitled "Relaxin Testing for Early Detection of Pregnancy in Dogs." At June 30, 1996, the Company has capitalized costs and accumulated amortization of $40,938 and $1,952, respectively, related to the licensing and transfer to the Company of this technology.


NOTE 7 - PROPERTY AND EQUIPMENT:

At June 30, property and equipment were as follows:

                                                   1995                  1996
                                                   ----                  ----
Lab equipment                                    $214,045              $214,045
Marketing equipment                                44,740                44,740
Furniture and fixtures                            197,991               238,634
Warehouse equipment                                16,218                16,218
Leasehold improvements                              8,464                 8,464
                                                 --------              --------
                                                  481,458               522,101

Less accumulated depreciation and amortization    245,302               286,260
                                                 --------              --------
                                                 $236,156              $235,841
                                                 ========              ========

At June 30, 1996, assets recorded under capital leases and related accumulated amortization are $204,674 and $49,377, respectively.


NOTE 8 - NOTES PAYABLE:

During fiscal 1995, the Company borrowed $400,000 from S. R. One, Limited, a majority stockholder, under the terms of two demand note agreements bearing interest at the prime rate plus two points. On August 17, 1995, S. R. One, Limited invested cash of $850,000 and converted the $400,000 of demand notes and accrued interest of $10,142 into 1,008,115 newly issued shares of common stock at $1.25 per share.

On December 22, 1995, the Company borrowed $500,000 from S. R. One, Limited under the terms of a demand note agreement bearing interest at the prime rate plus two points.

INTERNATIONAL CANINE GENETICS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9 - NOTES PAYABLE - FUNDING AGREEMENTS:

During fiscal years 1988 through 1991, the Company received $145,090 and $51,578 under three separate funding agreements (the "first and second" and "third" agreements, respectively) from the Ben Franklin Technology Center of Southeastern Pennsylvania (BFTC).

Under the first and second agreements, the Company is required to repay three times the disbursed funds in quarterly installments of 1% of total Company revenues. The full amount of the obligation under the first and second agreements, $435,270, has been accrued by charges to interest expense during fiscal years 1988 through 1991.

Under the third agreement, the Company is required to repay up to a maximum of three times the disbursed funds in quarterly installments of 3% of total Company revenues subject to annual dollar caps as set forth below.

                                                      ANNUAL
                  YEAR ENDING                         DOLLAR
                  SEPTEMBER 30,                        CAP
                  -------------                        ---
                      1996                            37,136
                      1997                            46,422

Under the third agreement, the Company is accruing interest using the effective interest method over the anticipated repayment period. Interest expense related to the agreement amounted to $16,570, $24,768 and $21,060 for the years ended June 30, 1994, 1995 and 1996, respectively, and is included in the statement of operations.

On February 27, 1995, the Company entered into a supplemental agreement with BFTC to temporarily modify the repayment requirements until the Company has obtained additional funding. Under the terms of this supplemental agreement, the Company's quarterly repayments under the first, second and third agreements are not to exceed $3,000. The unpaid balance accrues interest at the prime rate. All amounts in arrears, including accrued interest, under this agreement are payable within seven days following completion of the Company obtaining additional funding as defined by the supplemental agreement. At June 30, 1995, the unpaid balance under this agreement was $30,557 and accrued interest amounted to $610. Interest expense on the supplemental agreement incurred in fiscal 1996 was $435.

The amounts outstanding under these agreements, including accrued interest, are as follow:

                                                       JUNE 30,
                                          -------------------------------
                                             1995                  1996
                                             ----                  ----

First and Second Agreements               $ 435,270           $  435,270
Third Agreement                             120,525              141,585
Interest on Supplemental Agreement              610                1,045
Less payments                               (86,474)            (121,059)
                                          ---------           ----------
                                            469,931              456,841
Less current portion                       (107,162)            (128,955)
                                          ---------           ----------
                                          $ 362,769           $  327,886
                                          =========           ==========

INTERNATIONAL CANINE GENETICS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10 - STOCK OPTION PLAN:

The Company maintains a stock option plan whereby employees, consultants and advisors may be granted incentive stock options ("ISO") or non-qualified stock options to purchase up to 275,000 shares of the Company's Common Stock. The ISO exercise price is determined by the Compensation and Stock Option Committee subject to a minimum exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. The exercise price of non-qualified options is determined by the Compensation and Stock Option Committee. The options vest over a four year period and expire 10 years from the date of grant.

A summary of stock option activity is as follows:

                                     NUMBER OF        OPTION PRICE
                                      SHARES            PER SHARE
                                     ---------        ------------
Outstanding as of June 30, 1993        42,042              $1.35

Granted                                82,332              $7.00
Granted                                99,250              $2.00
                                     --------
Outstanding as of June 30, 1994       223,624          $1.35-$7.00

Canceled                                5,510          $2.00-$7.00
                                     --------
Outstanding as of June 30, 1995       218,114          $1.35-$7.00

Granted                               152,950              $1.25

Canceled                               11,465          $1.25-$7.00
                                     --------
Outstanding as of June 30, 1996       359,599          $1.25-$7.00
                                     ========

At June 30, 1996, options for 218,218 shares were exercisable and 130,401 shares were available for future grants under the plan.

During the twelve months ended June 30, 1995 and 1996, the Company recognized $48,448 and $24,217, respectively, as compensation expense in connection with options granted prior to the Company's initial public offering.


NOTE 11 - STOCK WARRANTS:

In January, 1993, in accordance with a Recapitalization Agreement, 62,075 shares of Preferred-B warrants were exchanged for 10,346 common stock warrants exercisable at $8.40 per share over five years, and 300,000 common share warrants were exchanged for 50,000 common stock warrants exercisable at $8.40 per share over five years.

INTERNATIONAL CANINE GENETICS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

In March 1993, 715,000 warrants ("Public Warrants") to purchase common stock were issued as part of the Company's initial public offering. In this offering, the Company sold 715,000 Units, each consisting of one share of common stock and one common stock warrant. The warrants are exercisable over a five year period at an initial exercise price of $10.00 per warrant. However, as the Company did not generate revenues of $7 million during the fiscal year ended June 30, 1995, the exercise price was reduced to $5.00 per warrant in accordance with the terms of the offering document.

In addition, the underwriter of the Company's initial public offering received, as part of its compensation, warrants ("Underwriters' Warrants") to purchase 71,500 Units (each unit consisting of one share of common stock and one redeemable common stock warrant.). The Underwriters' Warrants are exercisable over five years at a price of $8.40 per warrant. The common stock warrants contained in the Unit warrant have the same terms and characteristics as the public warrants issued as part of the initial public offering.

The terms of the Public Warrant and Underwriters' Warrant agreements provide the holders of the warrants with anti-dilution protection if the Company issues common stock or equivalents, including stock options, at a price below the original exercise prices per warrant of $10.00 and $8.40, respectively. During the year ended June 30, 1994, the Company issued stock options under its 1992 Stock Option Plan at $7.00 per share and $2.00 per share (see Note 10). As a result, the Public Warrants have an adjusted exercise price of $9.66 per warrant and may be redeemed for 740,166 shares of common stock. The Underwriters' Warrant have an adjusted exercise price of $1.76 and can be redeemed for 341,250 shares of Common Stock and 341,250 redeemable warrants. The redeemable warrants have an adjusted exercise price of $9.66 and can be redeemed for 353,538 shares of Common Stock.

On August 16, 1995, the Board of Directors approved modifications to the 715,000 Public Warrants. The exercise price of the Public Warrants was reduced from $5.00 per warrant to $1.25 per warrant and the term of each Public Warrant was extended from March 24, 1998 to March 24, 2000.

In addition, in order to simplify the Company's capital structure and eliminate certain onerous anti-dilution provisions which have had and would have an adverse impact on the shareholders, the holders of 60,346 warrants to purchase common stock at an exercise price of $8.40 per warrant agreed to exchange their warrants for 245,692 warrants to purchase common stock with the same terms and conditions as the Public Warrants. Also, the underwriter of the Company's initial public offering agreed to exchange 71,500 unit warrants (each unit consisting of one share of common stock and one redeemable common stock warrant) for 71,500 warrants to purchase Common Stock on the same terms and conditions as the Public Warrants. Warrants outstanding as of June 30, 1996 total 1,032,192 (exercisable for 1,067,525 shares of Common Stock) at an exercise price of $1.25 per share.


NOTE 12 - COMMITMENTS AND CONTINGENCIES:

The Company leases equipment and office, research, manufacturing/warehouse space under various non-cancelable leases with third parties. The leases range from three to five years and require the Company to pay all insurance, taxes and operating expenses.

The Company entered into a 5-year lease agreement and expanded its Malvern, PA facility from 4,725 square feet to 9,240 square feet. Payments under this lease commenced on September 20, 1993, upon substantial completion of improvements to the facility. For the years ended June 30, 1994 and 1995, the Company acquired office, product development, manufacturing and warehouse equipment under non-cancelable capital lease agreements.

INTERNATIONAL CANINE GENETICS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Future minimum obligations under non-cancelable lease agreements at June 30, 1996 are as follows:

                                    CAPITAL      OPERATING
                                    LEASES        LEASES
                                  ----------   -----------
1997                              $   63,163   $   121,201
1998                                  44,498       119,104
1999                                  11,497        39,440
                                  ----------   -----------
Total Minimum Payments               119,158   $   279,745
                                               ===========

Less amount representing interest     16,424
                                  ----------

Present value of net minimum
lease payments under capital
leases                            $  102,734/(1)/
                                  ==========

------------------------

(1)  Does not include a $38,000 capital lease obligation.

Rent expense under operating leases for the years ended June 30, 1994, 1995 and 1996 was $83,504, $115,319 and $159,825 respectively.

At June 30, 1996, the Company has a letter of credit outstanding in the amount of $19,800 which guarantees a telephone equipment lease. The contract amount of the letter of credit was for approximately 40% of the fair value of the lease at its inception and decreases annually over the life of the lease.


NOTE 13 - INCOME TAXES:

Effective July 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No.
109). There was no cumulative effect of the accounting change and prior periods were not restated.

At June 30, 1995 and 1996, the Company had a deferred tax asset comprised of the following:

                                                1995                 1996
                                                ----                 ----
Net operating loss carryforwards            $ 3,917,000           $ 4,418,000
Receivables                                      31,000                19,000
Inventory                                         4,000                 4,000
                                            -----------            ----------
Deferred tax asset                          $ 3,952,000           $ 4,441,000
                                            ===========           ===========

The Company has recorded a valuation allowance for the full amount of the deferred tax asset at June 30, 1995 and 1996, since the likelihood of the realization of the tax benefits cannot be established.

At June 30, 1996, the Company had net operating loss carryforwards for federal income tax purposes of approximately $11.7 million, which expire in varying amounts through 2011.

INTERNATIONAL CANINE GENETICS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 14 - SUBSEQUENT EVENT:

On August 28, 1996, the Company borrowed $400,000 from S.R. One, Limited, which included a $42,497 placement fee payable to S.R. One, Limited, pursuant to a demand note bearing interest at prime plus two points.

On November 4, 1996, the Company filed Form 15 with the Securities and Exchange Commission. Accordingly, the Company will no longer be filing reports under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

     b)   Pro forma financial information
          -------------------------------

          The following unaudited pro forma condensed balance sheet as of June 30, 1996 and the unaudited pro forma condensed statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 give effect to the acquisition of substantially all of the assets of ICG as of June 30, 1996 for the condensed balance sheet and as of January 1, 1995 for the condensed statements of operations. The pro forma condensed financial statements are based on historical financial statements of Synbiotics Corporation and International Canine Genetics, Inc., giving effect to the acquisition applying the purchase method of accounting and the assumptions and adjustments as discussed in the accompanying notes to the pro forma condensed financial statements. The unaudited pro forma condensed financial statements do not include any consolidation savings which Synbiotics Corporation may expect to achieve from the merger of Synbiotics Corporation and International Canine Genetics, Inc. as any such savings are not estimable at this time.

                    These pro forma condensed financial statements have been prepared by the management of Synbiotics Corporation based upon the audited statement of operations of Synbiotics Corporation for the year ended December 31, 1995, the unaudited condensed balance sheet as of June 30, 1996 and the related unaudited condensed statement of operations for the six months then ended of Synbiotics Corporation, the audited balance sheet of International Canine Genetics, Inc. as of June 30, 1996 and the unaudited condensed statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 of International Canine Genetics, Inc. The unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements and notes thereto and narrative sections included elsewhere herein. The pro forma condensed financial statements are not necessarily indicative of what actual results of operations would have been for the periods had the transaction occurred on the dates indicated and do not purport to indicate future financial position nor the results of future operations.

SYNBIOTICS CORPORATION

PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
--------------------------------------------------------------------------------

                                                                           JUNE 30, 1996
                                            -----------------------------------------------------------------------
                                                           INTERNATIONAL
                                            SYNBIOTICS        CANINE              PRO FORMA              PRO FORMA
                                            CORPORATION   GENETICS, INC.         ADJUSTMENTS              COMBINED
                                            ------------  ---------------     ----------------        ------------
ASSETS

Current assets:
 Cash and equivalents                       $  2,970,000     $     26,000         $  1,000,000 (1)    $  3,996,000
 Securities available for
  sale                                         3,087,000                                                 3,087,000
 Accounts receivable                           2,124,000           94,000                                2,218,000
 Inventories                                   4,824,000           92,000                                4,916,000
 Other current assets                            565,000           50,000                                  615,000
                                            ------------      -----------         ------------         -----------
   Total current assets                       13,570,000          262,000            1,000,000          14,832,000

Property and equipment, net                      715,000          236,000                                  951,000
Other assets                                   1,778,000          175,000            4,396,000 (2)       6,349,000
                                            ------------     ------------         ------------         -----------
                                            $ 16,063,000     $    673,000         $  5,396,000        $ 22,132,000
                                            ============     ============         ============         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable and accrued expenses      $  1,590,000     $    418,000         $   (180,000)(3)    $  1,828,000
 Capital lease obligations                                         51,000                                   51,000
 Other current liabilities                       671,000          629,000             (629,000)(3)         671,000
                                            ------------     ------------         ------------        ------------
   Total current liabilities                   2,261,000        1,098,000             (809,000)          2,550,000
                                            ------------     ------------         ------------        ------------
Other liabilities                                                 620,000             (530,000)(3)          90,000
                                            ------------     ------------         ------------        ------------
Shareholders' equity:
 Common stock                                 29,801,000       11,544,000            1,000,000 (1)      35,491,000
                                                                                   (11,544,000)(3)
                                                                                     4,690,000 (4)
 Accumulated deficit                         (15,999,000)     (12,589,000)          12,589,000 (3)     (15,999,000)
                                            ------------     ------------         ------------        ------------
   Total shareholders' equity                 13,802,000       (1,045,000)           6,735,000          19,492,000
                                            ------------     ------------         ------------        ------------
                                            $ 16,063,000     $    673,000         $  5,396,000        $ 22,132,000
                                            ============     ============         ============        ============

      See accompanying notes to pro forma condensed financial statements.

SYNBIOTICS CORPORATION

PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

                                                              YEAR ENDED DECEMBER 31, 1995
                                         ------------------------------------------------------------------------
                                                          INTERNATIONAL
                                           SYNBIOTICS        CANINE                PRO FORMA           PRO FORMA
                                          CORPORATION     GENETICS, INC.          ADJUSTMENTS          COMBINED
                                        ---------------   --------------          ------------       ------------
Revenues:
 Product sales                           $ 13,676,000       $   751,000            $    (2,000)(5)    $14,425,000
 Service revenues                                               815,000                (11,000)(5)        804,000
 License fees and other                       396,000            13,000                (13,000)(5)         62,000
 Interest                                      46,000            16,000                                    62,000
                                         ------------       -----------            -----------        -----------
                                           14,118,000         1,595,000                (26,000)        15,687,000
                                         ------------       -----------            -----------        -----------

Cost and expenses:
 Cost of sales                              8,009,000           859,000                 (7,000)(5)      8,861,000
 Research and development                     906,000           549,000                                 1,455,000
 Selling and marketing                      4,147,000         1,316,000                                 5,463,000
 General and administrative                 1,486,000           707,000                293,000 (6)      2,452,000
                                                                                       (34,000)(7)
                                         ------------       -----------            -----------        -----------
                                           14,548,000         3,431,000                252,000         18,231,000
                                         ------------       -----------            -----------        -----------
Loss before gain on disposition of
 investment in affiliated company            (430,000)       (1,836,000)              (278,000)        (2,544,000)

Gain on disposition of investment
 in affiliate                                 931,000                                                     931,000
                                         ------------       -----------            -----------        -----------
Net income (loss)                        $    501,000       $(1,836,000)           $  (278,000)       $(1,613,000)
                                         ============       ===========            ===========        ===========
Net income (loss) per share              $        .09       $       n/a            $       n/a        $      (.23)
                                         ============       ===========            ===========        ===========
Weighted average shares outstanding         5,832,000               n/a              1,327,000 (9)      7,159,000
                                         ============       ===========            ===========        ===========

      See accompanying notes to pro forma condensed financial statements.

SYNBIOTICS CORPORATION
PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

                                                           SIX MONTHS ENDED JUNE 30, 1996
                                        -----------------------------------------------------------------------
                                                          INTERNATIONAL
                                          SYNBIOTICS         CANINE               PRO FORMA          PRO FORMA
                                          CORPORATION     GENETICS, INC.         ADJUSTMENTS          COMBINED
                                        -------------    --------------          -----------        -----------
Revenues:
 Product sales                          $  10,851,000      $  438,000            $                  $11,289,000
 Service revenues                                             456,000                  (1,000)(5)       455,000
 License fees and other                       230,000                                                   230,000
 Interest                                      54,000           5,000                                    59,000
                                         ------------      ----------            ------------       -----------
                                           11,135,000         899,000                  (1,000)       12,033,000
                                         ------------      ----------            ------------       -----------
Cost and expenses:
 Cost of sales                              5,334,000         464,000                  (1,000)(5)     5,797,000
 Research and development                     461,000         282,000                                   743,000
 Selling and marketing                      2,358,000         498,000                                 2,856,000
 General and administrative                   854,000         340,000                 147,000 (6)     1,302,000
                                                                                      (39,000)(7)
                                         ------------      ----------            ------------       -----------
                                            9,007,000       1,584,000                 107,000        10,698,000
                                         ------------      ----------            ------------       -----------
Income (loss) before gain on sale of
 securities available for sale              2,128,000        (685,000)               (108,000)        1,335,000

Gain on sale of securities available
 for sale                                   1,159,000                                                 1,159,000
                                         ------------      ----------            ------------       -----------

Income (loss) before income taxes           3,287,000        (685,000)               (108,000)        2,492,000

Provision for income taxes                    118,000                                 (28,000)(8)        90,000
                                         ------------      ----------            ------------       -----------

Net income (loss)                       $   3,169,000      $ (685,000)           $    (80,000)      $ 2,404,000
                                         ============      ==========            ============       ===========

Net income (loss) per share             $         .53      $      n/a            $        n/a       $       .33
                                         ============      ==========            ============       ===========

Weighted average shares outstanding         5,968,000             n/a               1,351,000 (9)     7,319,000
                                         ============      ==========            ============       ===========

      See accompanying notes to pro forma condensed financial statements.

SYNBIOTICS CORPORATION

NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------
NOTE (1)

Adjustment to record the sale of 237,000 shares of Synbiotics Corporation common stock, at $4.2125 per share, to the S.R. One, Limited, the major shareholder of International Canine Genetics, Inc. as a condition of the acquisition agreement.

NOTE (2)

Adjustment to record the fair value of patents, licenses, customer lists and other intangible assets to be acquired from International Canine Genetics, Inc., as well as the purchase price in excess of the fair values assigned to the assets acquired and liabilities assumed from International Canine Genetics, Inc.

NOTE (3)

Adjustment to eliminate the assets, liabilities and shareholders' equity of International Canine Genetics, Inc. not acquired or assumed by Synbiotics Corporation.

NOTE (4)

Adjustment to record the issuance of 1,113,000 shares of Synbiotics Corporation common stock, at $4.2125 per share, for certain of the assets of International Canine Genetics, Inc.

NOTE (5)

Adjustment to eliminate product revenues and service revenues, and their associated costs, related to certain discontinued products and services of International Canine Genetics, Inc.

NOTE (6)

Adjustment to record amortization of the fair value of intangibles acquired from International Canine Genetics, Inc. based on a 15 year amortization period.

NOTE (7)

Adjustment to eliminate interest expense related to certain International Canine Genetics, Inc. debt obligations not assumed by Synbiotics Corporation.

NOTE (8)

Adjustment to record reduced income tax provision due to pre-tax loss sustained by International Canine Genetics, Inc.

NOTE (9)

Adjustment to reflect increase in weighted average shares outstanding due to the issuance of Synbiotics Corporation common stock (Notes (1) and (4)).

c)   Exhibits
     --------

     2.2 Purchase Agreement dated July 23, 1996 by and among the Registrant, International Canine Genetics, Inc. and S.R. One, Limited/(1)/.

     2.3 Amendment to Purchase Agreement dated September 7, 1996 by and among the Registrant, International Canine Genetics, Inc. and S.R. One, Limited/(2)/.
-----------------

(1)  Incorporated by reference to Exhibit 2.2 to the Registrant's
     Registration Statement on Form S-4, as amended, Registration No. 333-10343, dated September 16, 1996.

(2)  Incorporated by reference to Exhibit 2.3 to the Registrant's
     Registration Statement on Form S-4, as amended, Registration No. 333-10343, dated September 16, 1996.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SYNBIOTICS CORPORATION


Date:  November 8, 1996            /s/ MICHAEL K. GREEN
                                   --------------------------------------
                                   Michael K. Green
                                   Vice President of Finance and
                                   Chief Financial Officer